                                                                    Exhibit 99.1

                    INVESTOR CONFERENCE CALL - APRIL 26, 2005

DON WEINBERGER:
---------------

Good morning. In a moment I will introduce the speaker for this conference call, but  first  let me share  certain  safe  harbor  points  to keep in mind as this conference call proceeds.

During the course of this conference call,  certain  forward-looking  statements may be made by Mr. Pursley.  Such statements are valid only as of today, and the
Company  disclaims any obligation to update this  information.  These statements are subject to known and unknown risks and  uncertainties  that may cause actual future  experience and results to differ  materially  from the statements  made.
These  statements are based on management's  current beliefs and expectations as to such future  outcomes.  The Company is in the early stages of drug  discovery and development.  Drug discovery and development  involve a high degree of risk.
Factors  that might  cause such a material  difference  include,  among  others, uncertainties  related to the  ability to attract  and retain  partners  for the
Company's  technologies,  the  identification of lead compounds,  the successful preclinical  development  thereof,  the completion of clinical  trials,  the FDA review process and other  government  regulation,  the Company's  pharmaceutical collaborator's  ability to successfully  develop,  manufacture and commercialize drug  candidates,  competition  from  other  pharmaceutical  companies,  product pricing  and third party  reimbursement.  As is always the case with early stage companies,  the Company  will also be affected  by factors  involving  continued
access to capital.

BILL PURSLEY:
-------------

Good morning and thank you for joining us for the Ceptor Corporation  conference call which is open to the public.  A copy of this call will be available for one month via the call-in number provided in our press release. For those of you who may be less familiar with the Company,  I'll first provide a very brief overview of the company and our technology.

Secondly,  we would  like to share  our  interpretation  of the  outcome  of our pre-IND FDA  meeting (an IND is an  individual  new drug  application,  which is necessary to obtain in order to move any drug into human testing).

Thirdly,  we will provide both  scientific  reasoning  and aspects of the orphan drug legislation,  which management believes mitigates our risk at this stage of development  more than one may  normally  assume.  As a reminder the Orphan Drug
Legislation  was  passed in 1983  with the  purpose  to  provide  incentives  to companies to develop  products for diseases that affect less than 200,000 people in the U.S, are life threatening and have no current definitive therapy. Similar legislation is in place in the EU and Japan.

After those opening  remarks,  we will then open it up for a question and answer session.

As a brief  background,  Ceptor is a  biopharmaceutical  company focusing on the development of proprietary, cell-targeted therapeutic products for neuromuscular and  neurodegenerative  diseases,  primarily for those which are  categorized as orphan diseases, with a clear and relentless mission to increase the quality and quantity  of life of people  suffering  with  these  devastating  diseases.  Our primary  efforts,  are being  focused on moving our lead product,  Myodur,  into phase I/II clinical trials for Duchenne's  muscular  dystrophy (DMD),  which the
Company  believes may represent a potential $2B+ world market.  We are fortunate to have a broad  platform  technology  which  also  provides  for the  potential internal  development  of  several  additional  orphan  drugs,  such as ALS (Lou
Gherig's  disease) and CIDP ("MS of the  extremities") as well as technology for non-orphan diseases that we intend to offer for partnering opportunities such as multiple sclerosis, retinal degeneration and epilepsy.

In looking at small  molecules,  or orally  delivered  compounds,  what normally happens  is that a very  small  percentage  of that  drug  gets to  where  it is supposed  to go to do what it is  supposed to do while the rest of it goes where it is not supposed to go and does what it is not  supposed to do, thus,  setting up the oldest  conundrum in the  business:  the  risk-benefit  ratio of efficacy versus safety.

What we believe makes our technology  unique is that we use naturally  occurring endogenous carrier  molecules,  that exist in all of us, connect our therapeutic compounds to those  carriers so they are directly  targeted and delivered to the effected cell or tissue, which potentially greatly increases, in a positive way, the risk-benefit ratio. This would suggest our technology is safer, and in terms of efficacy,  more efficient.  And in fact, we now have proof of concept of that in animal models both in muscular dystrophy and multiple sclerosis.

The primary  carrier  molecules  that we are working  with today are  carnitine, which transports  things into muscle cells and taurine,  which transports things into nerve cells.  Our primary  therapeutic  compounds  are calpain  inhibitors.
Calpain is a protease (which is a fancy word for an enzyme that degrades tissue)
that  exists in all of us. The  normal job of calpain is to tear down  muscle or nerve  tissue in balance  with  production  of new muscle or nerve tissue in our normal  everyday  metabolism,  where we constantly lose and create new cells. In
many   neuromuscular   and   neurodegenerative   diseases,   calpain  is  highly
up-regulated (or abnormally highly activated) and, therefore, degrades muscle or nerve tissue at a much greater rate than it can be replaced, leading directly to the symptoms of these diseases.

With our technology we can carry calpain inhibitors  directly inside the cell to down regulate calpain and preserve the muscle or nerve tissue in those diseases.
For example,  if we look specifically at our lead product,  Myodur, for Duchenne muscular dystrophy,  it is well published that calpain is the primary culprit in this horrible  muscle wasting  disease.  We have shown, in animal models that we can deliver Myodur directly to the wasting muscle,  down regulate  calpain,  and preserve the muscle  tissue,  slowing or stopping the disease  process.  This is very provocative news when you realize just how devastating this disease is. The average age of  diagnosis  is 3-5 years old.  Around the ages of 9-12 you become wheelchair  bound.  Then, it is not often that you live past your 20th birthday.
Anything we can do for these boys (DMD only affects males) would be wonderful.

Let's now shift gears to the pre-IND FDA  meeting and  results.  Again,  keep in mind you must receive an IND from the agency to initiate human clinical  trials.
In preparation for a pre-IND meeting, you normally send the FDA all your current scientific data a month before the meeting,  which they thoroughly review.  Last
December, we provided the FDA with an 81 page confidential report containing our scientific data on Myodur and DMD.

You then meet with the agency to present your proposal for the  pre-clinical and clinical  development  plan for your product and ask  permission to move forward with that plan. Then you  contemplate  whether the FDA will be at least somewhat agreeable with your plan.

Management  believes  we had a very  positive  meeting  with  the  agency  as is evidenced by the meeting minutes.  We proposed and asked for permission to carry out a development plan based on nine critical issues. The agency agreed with all nine points.  In our team's  experience,  this is a very rare and very  welcomed outcome.  This, simply stated,  means we just have to carry-out our own proposed plan, which has been and is our exact intention.  The FDA was very collegial and we believe recognizes the gravity of this disease (DMD) in supporting our plan.

There were three very  important  goals the Company had going into that  meeting which we will share with you. First and foremost,  we wanted to provide a strong enough package and take appropriate  advantage of the Orphan Drug Legislation to ask for  permission  to initiate our clinical  studies  directly in diseased DMD kids.  The agency  agreed that we could.  This means we do not have to start our safety testing in normal volunteers as is usually required. We believe that this could save us between one to two years of clinical safety development time.

Second,  we wanted to be able to go  directly  into a true phase  I/II  combined safety and efficacy trial.  Again, the agency agreed. The advantages of this are very  important to  understand as many  companies  will simply use phase I/II as semantics. This is a true phase I/II because it is under one study protocol, one patient  consent is signed,  it will include  safety,  dose ranging and efficacy endpoints,  and will be  double-blinded  and  placebo  controlled  from start to finish.  We  believe  that this  could  save an  additional  one to two years of clinical efficacy development time.

Third,  we received  permission  from the FDA to submit a request for Fast Track designation.  If granted, this provides for FDA review of a final NDA submission
(new drug  application  for  marketing  approval)  in six months  instead of the normal year or two. Although it is not possible to say with great precision, all these things combined could cut somewhere  between two and a half and four and a half years off of our development time.

More importantly,  when put in historical  prospective,  if we are successful in carrying  out our own proposed  development  plan,  by the end of this year,  we could have an IND in hand,  that, as far as we know,  will provide for the first potential  definitive  therapy ever for DMD to be tested in an efficacy trial in diseased kids.

Finally,  before opening up for questions,  let's address a very important issue as it  relates  to the  perception  of our  level of risk and the risk  normally associated  with a  company  at our  current  early  stage of  development.  The perception  in  general  is  fair,  but  management  believes  there  are  valid scientific and regulatory  reasons in the case of the development of Myodur that significantly reduce our development risk.

Although  the  risks  of  drug   development  at  the   preclinical   phase  are
statistically  high, we are  optimistic  that a number of factors  substantially mitigate  the risk for  Myodur in all three  areas  that  generally  pose  major
stumbling  blocks  to  standard  development  pathways--safety,   efficacy,  and
regulatory.

Firstly,  although  the safety  profile of Myodur  has yet to be  determined  in standard  toxicology  studies,  it has not demonstrated  toxicity at efficacious doses in the mdx mouse, a standard, well-known and accepted genetic animal model of DMD. In  addition,  Myodur is composed of two  well-tested  component  parts,
L-amino-carnitine  and the active  leu-arg  moiety of leupeptin.  Carnitine (our muscle targeting carrier molecule) is an approved drug product by itself that is a naturally  occurring  replacement  therapy for  dialysis  patients  and has an excellent safety record. While leupeptin is not an approved drug product, it has been tested  extensively in multiple animal models and given in clinical trials, including in patients with DMD, without deleterious effects.  Although safety of its component parts is not a guarantee of safety of Myodur, it strongly suggests to us that a favorable safety profile will be demonstrated. Formal data from our initial toxicology studies is anticipated in May 2005.

Secondly, the potential risk for lack of efficacy is reduced by an understanding of the DMD disease process,  proposed mechanism of drug effect, and existence of a  well-described  animal model of the disease,  the mdx mouse.  Published  data establish  a firm  cause-effect  relationship  between  calpain  activation  and myonecrosis (muscle wasting) in dystrophin deficient muscle and clearly indicate that calpain  inhibition,  the primary activity of Myodur, may be of therapeutic value in  children  with DMD.  Because  many drugs in  development  lack a clear animal model of disease,  the first demonstration of efficacy for these products comes from human clinical studies. For Myodur,  however,  proof-of-concept  data demonstrate to us that Myodur  reduces  histologic  (tissue)  evidence of muscle necrosis in a well-documented animal model (mdx mouse).

Further,  it is known that both calpain (the enzyme inhibited by Myodur) and the carnitine  transport  mechanism (the  muscle-targeting  mechanism of Myodur) are well-preserved  across animal  species,  suggesting to us that animal models are likely to be highly predictive of human efficacy.

In the regulatory  area,  Myodur is an orphan  product for a devastating,  fatal disease of childhood without an approved therapy.  Given this clinical scenario, the required benefit-to-risk ratio for approval is likely to be lower than for a
product  treating  a  mild  chronic   condition  for  which  there  are  already
therapeutic  options.  The FDA has already favorably reviewed  development plans for Myodur as I mentioned earlier.

Making  sense of the most  important  part of truly  understanding  management's belief in mitigating  our  development  risk is the animal  model.  Only in rare genetic  diseases,  in some cases, has a genetic animal model been  successfully produced  specifically  to imitate that genetic disease in man (the mdx mouse is one of those). This provides  expectation for a significantly  higher predictive value of how a drug will act in that animal model as compared to man.

In the vast majority of development programs, these types of animal models don't exist and thus the  predictive  value is low and the  failure  rate  moving into humans is high. This is what has fairly led to the general perception of risk at this stage of development.

This  concludes  my  prepared  remarks,  but I would  also  like to  direct  our shareholders  to our recently  filed Form 10-KSB for further  disclosures of our business  plans,  financial  statements  and risk factors.  Also,  these opening remarks will be filed in an 8K today. Thank you.

BILL PURSLEY:
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I would  once again  like to thank you for your  interest  in CepTor and we look forward to updating you on our progress  through  press  releases and  quarterly conference calls such as the one held today.

Thank you and have a pleasant day.